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                                                         EXHIBIT 23.1
                       Consent of Ernst & Young LLP


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-05415, 333-05417, 333-27031 and 333-33351)
pertaining to the GalaGen Inc. 1992 Stock Plan, Employee Stock Purchase Plan, Non-Statutory Stock Option Agreements and 1997 Incentive Plan of our report dated February 13, 1998 with respect to the financial statements of GalaGen Inc. incorporated by reference in this annual report (Form 10-K) for the year ended December 31, 1997.

                                        Ernst & Young LLP

Minneapolis, Minnesota
March 25, 1998